Exhibit 24.1

OMNIBUS POWERS OF ATTORNEY

Each person whose signature appears below authorizes each of Leslie S. Brush, Karen M. Mullane and Victoria E. Silbey or any of them as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities including, without limitation, in his or her capacity as an officer, director or manager, as the case may be, of the applicable registrants listed on Schedule A hereto, (1) an Exchange Offer Registration Statement on Form S-4 and any amendments, including post-effective amendments, thereto relating to the offer to exchange the 6.625% Senior Subordinated Notes due 2019 of SunGard Data Systems Inc. (the “Senior Subordinated Notes due 2019”) and the guarantees relating to the Senior Subordinated Notes due 2019 for substantially identical outstanding notes and guarantees and to file the same, with all the exhibits thereto, and all other documents in connection therewith, as contemplated under the Registration Rights Agreement, dated as of November 1, 2012, among SunGard Data Systems Inc., the Guarantors named therein, Citigroup Global Markets Inc. and Goldman, Sachs & Co., relating to such notes and guarantees (the “Senior Subordinated Notes due 2019 Registration Rights Agreement”), and (2) a Market-Maker Registration Statement on Form S-1 and any amendments, including post-effective amendments, thereto relating to the 7 3/8 % Senior Notes due 2018 of SunGard Data Systems Inc. (the “Senior Notes due 2018”), the 7 5/8% Senior Notes due 2020 of SunGard Data Systems Inc. (the “Senior Notes due 2020”) and the Senior Subordinated Notes due 2019 and the guarantees related to each such series of notes, as contemplated under (A) the Registration Rights Agreement, dated as of November 16, 2010, among SunGard Data Systems Inc., the Guarantors named therein, J.P. Morgan Securities LLC and Goldman, Sachs & Co., relating to the Senior Notes due 2018 and Senior Notes due 2020 and (B) the Senior Subordinated Notes due 2019 Registration Rights Agreement, as applicable, and, in each case, to file the same, with all the exhibits thereto, and all other documents in connection therewith, as applicable, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

This Omnibus Powers of Attorney may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Balance of Page Intentionally Blank]

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 31st day of May 2013.

/s/ Martin Brand
Martin Brand

/s/ Russell P. Fradin
Russell P. Fradin

/s/ Christopher Gordon
Christopher Gordon

/s/ James H. Greene, Jr.
James H. Greene, Jr.

/s/ Glenn H. Hutchins
Glenn H. Hutchins

/s/ John Marren
John Marren

/s/ Sanjeev Mehra
Sanjeev Mehra

/s/ R. Davis Noell
R. Davis Noell

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 31st day of May 2013.

/s/ Michael J. Borman
Michael J. Borman

/s/ Christian Coleman
Christian Coleman

/s/ Harold C. Finders
Harold C. Finders

/s/ Dean B. Gluyas
Dean B. Gluyas

/s/ Edward C. McKeever
Edward C. McKeever

/s/ Henry M. Miller, Jr.
Henry M. Miller, Jr.

/s/ Karen M. Mullane
Karen M. Mullane

/s/ Charles J. Neral
Charles J. Neral

/s/ Steven Silberstein
Steven Silberstein

/s/ Victoria E. Silbey
Victoria E. Silbey

/s/ Robert C. Singer
Robert C. Singer

/s/ Andrew A. Stern
Andrew A. Stern

Schedule A – Registrants

Advanced Portfolio Technologies, Inc.
Automated Securities Clearance LLC
GL Trade Overseas, Inc.
Inflow LLC
Online Securities Processing Inc.
SIS Europe Holdings LLC
SRS Development Inc.
SunGard Ambit LLC
SunGard Asia Pacific Inc.
SunGard Availability Services LP
SunGard Availability Services Ltd.
SunGard AvantGard LLC
SunGard Business Systems LLC
SunGard Computer Services LLC
SunGard Consulting Services LLC
SunGard CSA LLC
SunGard Data Systems Inc.
SunGard Development Corporation
SunGard DIS Inc.
SunGard Energy Systems Inc.
SunGard eProcess Intelligence LLC
SunGard Financial Systems LLC
SunGard Investment Systems LLC
SunGard Investment Ventures LLC
SunGard iWORKS LLC
SunGard iWORKS P&C (US) Inc.
SunGard Kiodex LLC
SunGard NetWork Solutions Inc.
SunGard Public Sector Inc.
SunGard Reference Data Solutions LLC
SunGard SAS Holdings Inc.
SunGard Securities Finance LLC
SunGard Securities Finance International LLC
SunGard Shareholder Systems LLC
SunGard Software, Inc.
SunGard Systems International Inc.
SunGard Technology Services LLC
SunGard Vericenter, Inc.
SunGard VPM Inc.
SunGard Workflow Solutions LLC